Exhibit 7C
Addendum to Question 7.x on Form N-SAR
List the name of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the Form.
Please refer to the most recent shareholders report for additional information concerning the funds.

Series Number  Series Name              Is this the last filing for this series? (Y/N)
100   AXA Moderate Growth Strategy     N
101   AXA 500 Managed Volatility      N
102   AXA 400 Managed Volatility      N
103   AXA 2000 Managed Volatility      N
104   AXA International Managed Volatility     N
105   ATM Large Cap Managed Volatility     N
106   ATM Mid Cap Managed Volatility     N
107   ATM Small Cap Managed Volatility     N
108   ATM International Managed Volatility     N
114   AXA/AB Short Duration Government Bond    N
115   AXA/AB Dynamic Moderate Growth     N
116   AXA Ultra Conservative Strategy     N
117   AXA Aggressive Strategy      N
118   1290 VT DoubleLine Dynamic Allocation     N
120   EQ/Emerging Markets Equity PLUS     N
122   1290 VT Natural Resources       N
123   1290 VT Real Estate        N
124   1290 VT High Yield Bond       N
125   EQ/PIMCO Global Real Return      N
128   1290 VT Energy        N
129   1290 VT Low Volatility Global Equity      N
130   1290 VT SmartBeta Equity       N
131   1290 VT Convertible Securities      N
132   1290 VT Small Cap Value      N
133   1290 VT Micro Cap      N
134   AXA/Morgan Stanley Small Cap Growth    N
136   Multimanager Aggressive Equity     N
137   Multimanager Core Bond      N
138   Multimanager Mid Cap Growth      N
139   Multimanager Mid Cap Value      N
140   Multimanager Technology      N
141   AXA/AB Dynamic Growth      N
142   1290 VT DoubleLine Opportunistic Bond    N
143   AXA/Goldman Sachs Strategic Allocation    N
144   AXA/Invesco Strategic Allocation     N
145   AXA/Legg Mason Strategic Allocation     N
146                     1290 VT Multi-Alternative Strategies              N
147                     AXA/AB Dynamic Aggressive Growth                         N
148                     AXA/JPMorgan Strategic Allocation                  N